Exhibit 11
                             THERMO REMEDIATION INC.

                        Computation of Earnings per Share

                               Three Months Ended         Nine Months Ended
                             ----------------------     ---------------------
                             Dec. 28,      Dec. 30,     Dec. 28,     Dec. 30,
                                 1996          1995         1996         1995
 ----------------------------------------------------------------------------
 Computation of Fully
   Diluted Earnings per
   Share:

 Net Income               $   620,000  $ 1,533,000   $ 2,622,000  $ 4,043,000

   Add: Convertible
        debenture
        interest, net of
        tax                         -       15,000        46,000       46,000
                          -----------  -----------   -----------  -----------
   Income applicable to
     common stock assuming
     full dilution (a)    $   620,000  $ 1,548,000   $ 2,668,000  $ 4,089,000
                          -----------  -----------   -----------  -----------
 Shares:
   Weighted average
     shares outstanding    12,922,556   12,440,809    12,883,043   12,300,979

   Add: Shares issuable
        from assumed
        exercise
        of options and
        warrants (as
        determined by
        the application
        of the treasury
        stock method)         296,757      379,459       350,836      265,803

        Shares issuable
        from assumed
        conversion of
        subordinated
        convertible
        obligations                 -      269,583       269,583      269,583
                          -----------  -----------   -----------   ----------
   Weighted average
     shares outstanding,
     as adjusted (b)       13,219,313   13,089,851    13,503,462   12,836,365
                          -----------  -----------   -----------  -----------

 Fully Diluted Earnings
   per Share (a) / (b)    $       .05  $       .12   $       .20  $       .32
                          ===========  ===========   ===========  ===========